UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 3, 2017, Semler Scientific, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Cooley LLP, 101 California Street, Floor 5, San Francisco, California 94111. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 1, 2017. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected the following nominee to serve as the sole Class II Director on the Company’s board of directors (the “Board”) until the Company’s 2020 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for the nominee were as follows:

Director Name	Votes For	Votes Against	Votes Withheld	Broker Non- Votes	Percentage of Votes in Favor
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.	2,063,117	4,232	540,207	1,254,221	79.12%

Proposal 2. Stockholders ratified the selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
3,861,777	0	0	100.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer

Date: October 4, 2017